EXHIBIT 10.4

AMENDMENT TO DEFERRED COMPENSATION ARRANGEMENT

     THIS AMENDMENT dated the    25th    day of October, 2001, between Thomas N. Hendrickson, 5 Simmons Road, Perry, New York 14530 (the "Employee"), and CPAC, Inc., 2364 Leicester Road, Leicester, New York 14481 (the "Company").

W I T N E S S E T H:

     WHEREAS, on the 13th day of October, 1992, the parties hereto entered into a Deferred Compensation Arrangement; and

     WHEREAS, on the 20th day of July, 1998, the parties amended the Arrangement in order to modify the Payment Schedule as it relates to payments to the Employee after his services to the Company are terminated and after there has been a change in control of the Company; and

     WHEREAS, the parties desire to further amend the Agreement in order to further modify the Payment Schedule as it relates to payments to the Employee after there has been a change in control of the Company and to remove provisions of the Arrangement which has been rendered obsolete by reason of passage of time.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

<PAGE 16>

     1.     Section 2 of the Deferred Compensation Arrangement dated the 13th day of October, 1992, as amended, is hereby deleted in its entirety, and a new Section 2 hereby is substituted therefor, to read as follows:

               2.     Payment Schedule

                       In consideration of the past, continuing and future performance of substantial services by the Employee on the Company's behalf, the Company hereby agrees to pay the Employee the principal amount contributed to the Trust as set forth in Section 1 hereof as well as the earnings accumulated thereon in accordance with the following Payment Schedule and, to this end, hereby agrees to provide such Payment Schedule to the Trustees and to instruct the Trustees to make payments to the Employee and/or his beneficiaries as follows:

                        (a)     Upon the Employee's actual retirement from the Company after the attainment of age fifty-five (55), the Trustee shall pay the Employee the entire principal of the Trust, together with any earnings accumulated thereon, in ten annual payments of principal and earnings, in an amount equal to the current balance maintained in the Trust Fund as of the date of each annual payment, divided by the number of years remaining in the ten year term. The first payment to be made shall be made on the first day of the first month immediately after the month in which the Employee shall have actually retired from the employ of the Company after

<PAGE 17>

attaining age fifty-five (55) and successive payments shall be made on each annual anniversary date thereof;

                        (b)     In the event the Employee shall become totally disabled and upon the occurrence of such total disability, the Employee shall actually retire or otherwise separate from the service of the Company after the attainment of age fifty-five (55), the Trustee shall pay to the Employee the principal of the Trust, together with all accumulated earnings thereon, in ten annual payments of principal and earnings, in an amount equal to the current balance maintained in the Trust Fund as of the date of each annual payment, divided by the number of years remaining in the ten year term. The first payment to be made shall be made on the first day of the first month immediately after the Employee's actual retirement or other separation of service due to his total disability and successive payments shall be made on each annual anniversary date thereof;

                        (c)     In the event of a change in control of the Company, the Trustee shall pay to the Employee the principal of the Trust, together with all accumulated earnings thereon, in one single lump sum payment within seven (7) days after the date on which the change in control of the Company shall have occurred. Payments pursuant to this Section 2(c) shall be made regardless of the whether the Employee shall retire or otherwise separate from the service of the Company. If the payments have already commenced pursuant to Sections 2(a) or 2(b) of this Arrangement and a change in control of the Company shall occur, the remaining

<PAGE 18>

payments to be made under this Arrangement shall be accelerated and the Trustees shall pay the Employee the entire remaining balance of the Trust Fund as of the day of payment within seven (7) days after the date on which the change in control of the Company shall have occurred;

                        (d)     For purposes of this Section, the term "total disability" shall mean a physical or mental condition of such severity and probable prolonged duration as to entitle the Employee to disability retirement benefits under the Federal Social Security Act. The fact of such disability shall be certified to by a qualified physician independent of both the Company and the Employee;

                        (e)     The term "change in control of the Company" shall have the same meaning as found in Section 13 of the Trust Agreement.

     2.     Section 3 of the Deferred Compensation Arrangement dated the 13th day of October, 1992, as amended, is hereby deleted in its entirely, and a new Section 3 hereby is substituted therefor, to read as follows:

               3.     Death of the Employee

                       In consideration of the past, continuing and future performance of substantive service by the Employee on the Company's behalf, the Company hereby agrees that, in the event the Employee shall die during the term of the Trust Agreement, it shall pay the principal of the Trust together with all accumulated earnings thereon, and, to this end, hereby agrees to instruct the Trustees to pay the principal of the Trust together with all accumulated

<PAGE 19>

earnings thereon to a beneficiary (ies) designated by the Employee to the Trustees in writing, and if none is so designated, then to a beneficiary(ies) specifically named to receive payments to be made hereunder in the Employee's Last Will and Testament duly admitted to probate, and if none are so named, to the Executor of the Employee's estate:

                        (a)     If the Employee shall die prior to commencement of any payments under the Trust Agreement, such payments shall consist of ten annual payments of principal and all accumulated earnings, in an amount equal to the current balance maintained in the Trust Fund as of the date of such annual payment, divided by the number of years remaining in the ten year term. The first payment to be made shall be made on the first day of the first month immediately after, in the case of a written beneficiary designation, the death of the Employee or if none, the issuance of Letters Testamentary to the Executor(s) of the Employee's estate, and successive payments shall be made on each annual anniversary date thereof;

                        (b)     If the Employee shall die after payments have begun under the Trust Agreement, the unpaid balance of principal and accumulated earnings shall continue to be paid to the Employee's designated beneficiary(ies), or Executor, as the case may be in accordance with the provisions of the Payment Schedule set forth in Section 2 hereof, with the number of remaining payments and payment term reduced by the number of payments previously made;

<PAGE 20>

                        (c)     Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, if the Employee shall die and there occurs a change in control of the Company prior to the payment by the Trustees of the entire principal and all accumulated earnings thereon required to be paid by the Trustees pursuant to said sections, such payments shall be accelerated and be paid to the Employee's designated beneficiary(ies) or his Executor(s) within seven (7) days after the date on which the change in control of the Company shall have occurred.

            The Employee agrees that in order to effectuate the payments to be made under this Section, he shall furnish to the Trustees a written designation of a beneficiary(ies) to receive payments hereunder, or in the alternative, the identity of the Executor(s) named in his Last Will and Testament, as well as a copy of the pertinent provisions of his Last Will and Testament which refer to the Trust Agreement and set forth the specific identity of the beneficiary(ies) named therein to receive payments hereunder.

            Notwithstanding any provision to the contrary, the Trustees shall be authorized to withhold distribution of an amount of the Trust Fund sufficient, in their judgment, to cover any liability that may be imposed upon the Trust Fund as a result of its inclusion in the gross estate of the Employee for federal and applicable state estate tax purposes until such liability is determined.

<PAGE 21>

     In all other respects, the Deferred Compensation Arrangement among the parties dated the 13th day of October, 1992 is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties to this Agreement have signed their name this    25th    day of October, 2001.

CPAC, INC.

By: /s/ Thomas J. Weldgen Thomas J. Weldgen Vice President, Finance

/s/ Thomas N. Hendrickson Thomas N. Hendrickson Employee

<PAGE 22>

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WYOMING	)

            On the    25th    day of    October    in the year   2001   before me personally came THOMAS J. WELDGEN, to me known, who being by me duly sworn, did depose and say that he resides in 5 Riesling Court, Fairport, New York 14450; that he is the Vice President, Finance, of CPAC, INC., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that he signed his names thereto by like authority.

/s/ Luana Bailey Notary Public
STATE OF NEW YORK	)
	)	ss.: LUANA BAILEY Notary Public, State of New York Qualified in Wyoming County My Commission Expires 10/31 20 02
COUNTY OF WYOMING	)

            On the    25th    day of    October   , in the year 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared THOMAS N. HENDRICKSON, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Luana Bailey Notary Public
LUANA BAILEY Notary Public, State of New York Qualified in Wyoming County My Commission Expires 10/31 20 02

<PAGE 23>